UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: November 27, 2019
(Date of earliest event reported)
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BLOOM ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

001-38598
Commission File Number
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Delaware	77-0565408
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4353 North First Street, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

408 543-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class(1)	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value	“BE”	New York Stock Exchange

(1)	Our Class B Common Stock is not registered but is convertible into shares of Class A Common Stock at the election of the holder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events
In its Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on July 24, 2018, Bloom Energy Corporation (“Bloom”) previously disclosed the material terms of its PPA IIIb project. As part of the PPA IIIb project, Bloom, through a special purpose subsidiary (the “Project Company”), had previously entered into certain agreements for the purpose of developing, financing, owning, operating, maintaining and managing a portfolio of baseload fuel cell electricity generators (“Energy Servers”).
On November 27, 2019, Bloom entered into certain agreements through a wholly-owned subsidiary to (i) buy out the existing debt and equity investors in Project Company such that Project Company became indirectly wholly-owned by Bloom, and (ii) upgrade 5.4 megawatts of the existing Bloom Energy Servers owned and managed by Project Company by selling and installing new Energy Servers.
Immediately following the buyout, Project Company repaid all outstanding loans and indebtedness to Project Company’s lenders in the approximate amount of $24.2 million plus swap breakage costs estimated at approximately $0.2 million, and terminated its agreements, including related liens on Project Company assets, with such lenders. Project Company subsequently entered into a leasing transaction under its managed services program with Key Equipment Finance, a division of KeyBank National Association, a national banking association (“KeyBank”), to finance the upgrade of the PPA IIIb project Energy Servers, pursuant to which KeyBank will own the assets and Bloom will service them. The sale-leaseback transaction is subject to Bloom’s standard warranties and guaranties. Bloom expects to net approximately $26.2 million in cash proceeds after the buyout of the existing debt and equity financiers and sale of the new Energy Servers.
Previously, Bloom had financed multiple Energy Servers with KeyBank by entering into sale-leaseback transactions. To date, KeyBank has financed approximately 45.85 megawatts of Energy Servers. $20.0 million of the proceeds from the current upgrade financing has been pledged for a seven-year period to secure Bloom’s operations and maintenance obligations with respect to the totality of Bloom’s obligations to KeyBank. All or a portion of such funds would be released if Bloom meets certain credit rating and/or market capitalization milestones prior to the end of the pledge period. If Bloom does not meet the required criteria within a five-year period, the funds would be released over the following two years as long as the Energy Servers continue to perform in compliance with their warranties.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION

Date:	December 4, 2019	By:	/s/ Randy Furr
Randy Furr
Chief Financial Officer